UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. II

(Exact name of registrant as specified in its charter)

Commission file number: 001-40559

Cayman Islands	98-1586137
(State of incorporation)	(I.R.S. Employer Identification No.)

2850 W. Horizon Ridge Parkway, Suite 200 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(650)- 521-9007

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value per share	DNAB	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 26, 2023, Social Capital Suvretta Holdings Corp. II (the “Company”) announced that it would not complete its initial business combination by July 2, 2023, the deadline for the Company to complete its initial business combination.

Due to the Company not completing a business combination by July 2, 2023, as required by the Company’s Amended and Restated Memorandum and Articles of Association, following July 2, 2023, the Company will as promptly as possible, but not more than ten business days thereafter, redeem (the “Redemption”) 100% of the Company’s issued and outstanding Class A ordinary shares, par value $0.0001 per share, that were issued in the Company’s initial public offering (the “Public Shares”). The Redemption is expected to be completed on July 3, 2023 (the “Redemption Date”). In the Redemption, funds held in the Company’s trust account, including interest earned on the funds held in the trust account (less taxes payable on such interest and excluding up to US$100,000 of interest to pay dissolution expenses), will be distributed to each holder of Public Shares on a pro rata basis (such amount, the “Redemption Amount”). Based upon the amount held in the trust account as of March 31, 2023, which was $256,305,376, the Company estimates that the per-share Redemption Amount will be approximately $10.25.

The Company anticipates that the Public Shares will cease trading as of the close of business on June 30, 2023. On the Redemption Date, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount. The Company has been advised that The Nasdaq Capital Market will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. Thereafter, the Company will file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Beneficial owners of the Public Shares held in “street name,” will not need to take any action in order to receive their pro rata portion of the Redemption Amount. Holders of registered Public Shares will need to present their respective share certificates to the Company’s transfer agent, Continental Stock Transfer & Trust Company, to receive their pro rata portion of the Redemption Amount.

Forward Looking Statements

This report may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2023, and as those may be further amended and/or supplemented in subsequent filings with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. II

By:	/s/ James Ryans
James Ryans
Chief Financial Officer

Dated: May 26, 2023